TO: The Securities and Exchange Commission
Washington, D.C. 20549

RE: Reconstruction Data Group, Inc.

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Reconstruction Data Group, Inc. on Form SB-1, Amendment 6 of our report dated April 2, 2002 on the financial statements of Reconstruction Data Group, Inc., appearing in the prospectus, which is part of this Registration Statement.

We also consent to the use in this Registration Statement of Reconstruction Data Group, Inc. on Form SB-1, Amendment 5 of our report dated May 4, 2001 on the financial statements of ARC Network, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

\s\ Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado
June 10, 2002